Exhibit 16.1

February 13, 2012

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC  20549

Commission File No. 000-54381 (Discount Dental Materials, Inc.)

Ladies and Gentlemen:

We have read Item 4.01 of Discount Dental Materials, Inc. Form 8-K dated February 10, 2012, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

/s/ Li & Company, P.C.

Li & Company, P.C.